ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	David Burke
Ken Chymiak (9l8) 25l-2887	(212) 896-1258
Dan O’Keefe (9l8) 25l-2887	dburke@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR 2008

BROKEN ARROW, Oklahoma, November 26, 2008 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY), announced today that it will release financial results for the three months and fiscal year ended September 30, 2008, prior to the market open on Friday, December 12, 2008.

The Company will host a conference call at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, Dan O'Keefe, Chief Operating Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (888) 708-5690 or (913) 981-5544 for international participants. The conference code for the call is 4797347. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through December 18, 2008 at 888-203-1112 (domestic) or (719) 457-0820 (international). Participants must use the following code to access the replay of the call: 4797347. The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Scientific-Atlanta and Motorola, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat–Atlanta, Tulsat-Nebraska, Tulsat-Texas, NCS Industries, ComTech Services, Jones Broadband International and Broadband Remarketing International. For more information, please visit the corporate web site at www.addvantagetech.com.